EXHIBIT 99.1

Orion Energy Systems Completes Acquisition of Harris Manufacturing and Harris LED

MANITOWOC, Wis. — July 1, 2013 (BUSINESS WIRE) Orion Energy Systems, Inc. (NYSE MKT: OESX), a leading power technology enterprise, announced today that it has completed the acquisition of all of the issued and outstanding equity interest in Harris Manufacturing, Inc. and Harris LED, LLC. Harris Manufacturing and Harris LED, located in Green Cove Springs, Florida, engineer, design, source and manufacture energy-efficient lighting systems, including fluorescent and LED lighting solutions, and day-lighting products.

Harris Manufacturing and Harris LED, in aggregate, posted revenue of approximately $14.5 million and net income of approximately $0.9 million, both unaudited, for the year ended December 31, 2012.

“We are very pleased to report the closing of the Harris acquisition and welcome its customers and employees to Orion,” commented John Scribante, Chief Executive Officer of Orion Energy Systems.  “Through this transaction we have significantly expanded the breadth and depth of our product portfolio, bringing a comprehensive line of LED and fluorescent fixtures, day-lighting products, and fixture retrofit solutions to Orion.  In addition, this continues our strategy of expanding our sales force as well as the markets we serve.  This combination makes us a more valued partner for our customers and increases the earnings potential for Orion as a whole.”

"We are excited to join the Orion group and, in so doing, recognize the many opportunities it will bring to cross-sell products across our respective end markets," added Andrew Bebbington, Vice President of Business Development of Orion and previously CEO of Harris. "In particular, we believe the LED retrofit arena will benefit substantially from a broader, nationwide sales force -- just as the office and retail markets begin transitioning to LED lighting. It's a great time to bring our two organizations together and accelerate the company's growth trajectory."

The purchase price of the transaction was $10 million, subject to post-closing adjustments for net working capital. The purchase price was paid through a combination of $5 million in cash, $3 million in a three-year unsecured subordinated note and $2 million of unregistered Orion common stock (totaling 856,997 shares). In addition, Orion may pay up to an additional $1 million in shares of unregistered common stock upon Harris’ post-closing achievement of certain revenue milestones in calendar year 2013 and/or 2014.

Orion Energy Systems Inc. (NYSE MKT:OESX) is a leading power technology enterprise that designs, manufactures and deploys energy management systems – consisting primarily of high-performance, energy-efficient lighting platforms, intelligent wireless control systems and direct renewable solar technology for commercial and industrial customers – without compromising their quantity and quality of light. For more information, visit www.oesx.com.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe the Company’s financial guidance or future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) deterioration of market conditions, including customer capital expenditure budgets; (ii) our ability to compete and execute our growth strategy in a highly competitive market and our ability to respond successfully to market competition; (iii) increasing duration of customer sales cycles; (iv) the market acceptance of our products and services, (v) our ability to recruit and hire sales talent to increase our in-market direct sales; (vi) our development of, and participation in, new product and technology offerings or applications, including customer acceptance of our new LED product line (vii) the substantial cost of our various legal proceedings and our ongoing SEC inquiry; (viii) price fluctuations, shortages or interruptions of component supplies and raw materials used to manufacture our products; (ix) loss of one or more key employees, customers or suppliers, including key contacts at such customers; (x) our ability to effectively manage our product inventory to provide our products to customers on a timely basis; (xi) our ability to effectively manage the credit risk associated with our debt funded OTA contracts; (xii) a reduction in the price of electricity; (xiii) the cost to comply with, and the effects of, any current and future government regulations, laws and policies; (xiv) increased competition from government subsidies and utility incentive programs; (xv) dependence on customers’ capital budgets for sales of products and services; (xvi); the availability of additional debt financing and/or equity capital; (xvii) potential warranty claims and (xviii) our ability to effectively integrate the acquisition of Harris Manufacturing, Inc. and Harris LED, LLC. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.oesx.com in the Investor Relations section of the Company’s Web site.

Contact:

Investor Relations Contacts:
Darrow Associates
Chris Witty
(646) 438-9385
cwitty@darrowir.com
or
Orion Energy Systems
Scott Jensen
Chief Financial Officer
(920) 892-9340

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